CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated April 28, 2006 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 425 as of February 28, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                       Grant Thornton LLP

New York, New York
June 26, 2006